MOBITECH
STATEMENT OF INCOME
YEAR ENDED JUNE 30, 1998

Sales                                                                         $0
Cost of Sales                                                                  0
Gross Profit                                                                   0

Expenses                                                                       0

Net Income for the year                                                        0


MOBITECH
BALANCE SHEET
AS AT JUNE 30, 1999


ASSETS                                                                         0

LIABILITIES                                                                    0

EQUITY                                                                         0

CENTRE DE SANTE
DE LA BASSE COTE NORD


Le 21 juin 1999

MOBITECH VISIO
A/S de monsieur Richard Lizotte
710, rue Bouvier, Bureau 103
Qu6bec (QU6BEC) G2J 1C2

MONSIEUR,

Pour faire suite aux discussions que nous avons eues prealablement, il nous fait plaisir de vous confirmer notre interet pour I'achat des 6quipements videoconference pour notre etablissement.

Tel qu'entendu, nous vous transmettons un accord de principe sur Ia transaction dans les termes apparaissant au contrat propose ainsi qu'un numero de bon de commande # 16755.

Suite a l'approbation du conseil d'administation qui se tiendra le 29 juin 1999, nous pourrons proceder 'a a signature dudit contrat.

Directeur general,

Luc Guenette

LG/mrdw

c.c.:   Madame Johanne V. Beaudoin
        Directrice de I'administration
        des programmes a la Cote

                              CONTRAT D'ACQUISITION




                                      ENTRE




                     Le Centre de Sante de la Base Cote-Nord














                                       ET








                 MobitechVisio, distributeur autorise Tandberg,
              ayant un etablissement au 710, rue Bouvier bureau 103
               Qudbec, agissant par M.Richard Lizotte , Directeur,
                                dument autorise.

Documents Contractuels

Les conditions contractuels reproduits dans ce document, font partie integrante du contrat. Les parties declarent en avoir pris connaissance et en acceptent toutes les clauses.

2 OBLIGATION DU CLIENT

Le client s'engage a payer a Mobitech Visio la somme globale de $ et cela sans frais, conformement aux modalites prevues dans le document contractuel.

3 Obligation de MobitechVisio

Le fournisseur s'engage a livrerr, installer et entretenir les equipements videoconference decrits dans le document contractuel.

EN FOT DE QUOI, les parties aux presentes ont signe a                    , ce
          Jour du mois de          mil neuf cent quatre-vingt-dix-neuf(1999)




Centre de Sante de la                                     Mobitechvisio
Base Cote-Nord

EQUIPEMENTS


BLANC-SABLON
             - Vision 800                                                $   *
             - Moniteur 48 po SONY avec ecran                            $   *
             - Meuble de support                                         $   *
             - Melangeur audio                                           $   *
             - 4 microphones supplementaires                             $   *
             - Camera document ELMO EV-400                               $   *
             - Convertisseur PC/SVGA                                     $   *
             - Adapteur RNIS                                             $   *
                       Total:                                            $30,615
                       Prix Final:                                       $27,553
                                                                         =======


ST-AUGUSTIN/LA TABATIERE/CHEVERY

SALLE DE FORMATION ET REUNION

- Vision 800                                                          $   *
- Moniteur 33 po avec meuble                                          $   *
- Adapteur RNIS                                                       $   *

SALLE D'EXAMEN

- Cam6ra Sony controle infrarouge et tr6pied                          $   *
- Meuble de rangement sur roulette                                    $   *
- Moniteur 14 po                                                      $   *
- Microphone                                                          $   *
- Amplificateur video                                                 $   *
- Melangeur video(equipements m6dicaux)                               $   *
- Moniteur d'appoint 9" Sony                                          $   *
              Total:                                                  $23,651/ch
                                                                      ----------
              Prix Final:                                             $21,285/ch
                                                                      ==========


*[Confidential Information Deleted.]

EQUIPEMENTS(suite)

AUTRES SITES(6)
    Vision 800

    Moniteur 27po avec meuble
    Adapteur RNIS

                  Total                                               $  *
                                                                      ==========

TOTAL DES EQUIPEMENTS

-     Blanc-Sablon                                                    $  *
-       St- Augustin/La Tabatiere/Chevery                             $  *
-       Autres sites(6)                                               $  *


                  GRAND TOTAL:                                        $  192,268
                                                                      ==========

PERIPHERIQUES

MONITEUR CARDIAQUE                                                    $  *

*[Confidential Information Deleted.]

INSTALLATION, MATERIELS ET FORMATION

BLANC-SABLON                                                          $    *

ST-AUGUSTIN/LA TABATII~RE/CHEVERY                                     $    *

AUTRES SITES(6)                                                       $    *

TOTAL DES INSTALLATIONS:                                              $    *
                                                                      ==========


Toutes les pieces necessaires a l'installation seront fournis par le fournisseur.

Le transport, l'hebergement et les frais de subsistances du technicien seront assumes par le client sur les sites d'installations.

Le fournisseur assumera le transport du technicien, aller et retour, de Quebec A Blanc-Sablon.

La formation sera donnee sur place selon un programme en deux phases, technique et pratique,(voir annexe)


* [Confidential Information Deleted]

TRANSPORT DES EQUIPEMENTS

Le fournisseur prend I'entiee responsabilite du transport des equipements jusqu'aux sites d'installations. Le client prendra charge de ces equipernents a la livraison.

                                                           TOTAL: $ 3,500

ENTRETIEN ET GARANTIE

La garantie sur les systemes et les peripheriques est d'un an, incluant pieces et main-d'oeuvre sur place.

Temps reponse pour support telephonique de 2 heures.

Remplacement de pieces et deplacement du technicien, delai de 48 heures.

Taux horaires pour ajout de peripheriques et d'equipements $125.00/h transport non inclus.

Support technique selon les heures normales de bureau (8h A 5h).

Support technique soir et fin de semaine sur demande sans frais.

CONTRAT DE SERVICE

LES TERMES DU CONTRAT DE SERVICE SERONT :

Entretien sur les systemes et les peripheriques.

Remplacement des pieces defectueuses et la main-d'oeuvre.

Temps reponse pour support telephonique de 2 heures.

Remplacement de pieces et deplacement du technicien, delai de 48 heures.

Taux horaires pour ajout de peripheriques et d'equipements S 125.00/h transport non inclus,

Support technique selon les heures normales de bureau (Sh A 5h).

Support technique soir et fin de semaine sur demande sans ftais.

Le contrat de service entre en vigueur apres I'annee de garantie

COUT: $ 1 350/systeme                                       TOTAL $ 13 500/annee

DELAl DE LIVRAISON ET D'INSTALLATION

A l'obtention de la commande, six (6) semaines de livraison et prevoir deux (2) semaines d'installation.



RESUME DES INVESTISSEMENTS

EQUIPENMNTS ET ENTRETIEN                                                $265,768

INSTALLATIONS ET FORMATION                                              $ 12,750

TRANSPORT DES EQUIPEMENTS                                               $  3,500


GRAND TOTAL                                                             $282,018
                                                                        ========



NOTE : Les taxes ne sont pas incluses.

                        EXHIBIT 6 (A) LE GROUPE MOBITECH



SCHEDULE 5 - LEASES

Please refer to the June 30, 1999 AXYN Corporation Audit page 10.

Thursday, September 02, 1999

Mr. Scott Feagan
AXYN Corporation
338 Montreal Road, Suite 201
Vanier, Ontario K1L 6B3


                    RE: LITIGATION AGAINST LE GROUPE MOBITECH


Dear Mr. Feagan:

As of August 31, 19099 there was no legal or potential actions in which I represent Le Groupe Mobitech, or any of its units, subsidiaries, either as Plaintiff or Defendant, or otherwise.


Yours truly,




Me Raymond Carrier